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                                                                     Exhibit 3.2

                          AMENDED AND RESTATED BY-LAWS

                                       of

                               COURIER CORPORATION


                                    ARTICLE I

                            ARTICLES OF ORGANIZATION

         The name and purposes of the corporation shall be as set forth in the Articles of Organization, as amended or restated; and these By-Laws, the powers of the corporation and of its Directors and stockholders, and all matters concerning the conduct and regulation of the business of the corporation shall be subject to such provisions in regard thereto, if any, as are set forth in the Articles of Organization, and the Articles of Organization as from time to time amended are hereby made a part of these By-Laws. All references in these By-Laws to the Articles of Organization shall be construed to mean the Articles of Organization of the corporation as from time to time amended or restated.

                                   ARTICLE II

                              STOCKHOLDER MEETINGS

         1. ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of stockholders shall be held at the hour, date and place within or without the United States which is fixed by the majority of the Board of Directors, the Chairman of the Board, if one is elected, or the President, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. The purposes for which such annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Board of Directors, the Chairman of the Board, if one is elected, or the President. If no annual meeting of stockholders has been held within six months after the end of the fiscal year of the Corporation, a special meeting in lieu thereof may be held, and such special meeting shall have, for purposes of these By-Laws or otherwise, all the force and effect of an annual meeting. Any and all references hereafter in these By-Laws to an annual meeting or annual meetings shall be deemed to refer also to any special meeting(s) in lieu thereof.

         2. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of stockholders may be called by the Board of Directors. Special meetings shall be called by the Clerk or in case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least (i) 66 2/3% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. Application to a court pursuant to


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Section 34(b) of Chapter 156B of the General Laws of the Commonwealth of
Massachusetts requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least (i) 66 2/3% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to vote at such meeting shall be determined by the Board of Directors. At a special meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been stated in the written notice of the special meeting and otherwise properly brought before the special meeting.

         3. NOTICE OF STOCKHOLDERS MEETINGS. A written notice of each annual or special meeting of stockholders (other than adjournments governed by Section 4 of this Article II) stating the place, the date and hour thereof and the purpose or purposes for which the meeting is to be held, shall be given, at least seven days before the meeting, to each stockholder entitled to vote thereat and to each stockholder who under the Articles of Organization or these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, addressed to such stockholder at his address as it appears in the records of the corporation. Such notice shall be given by the Clerk, by any other officer or by a person designated either by the Clerk or by the person or persons calling the meeting or by the Board of Directors.

         Notwithstanding the foregoing, notice of an annual or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or such stockholder's authorized attorney, if communication with such stockholder is unlawful, or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of stockholders need be specified in any written waiver of notice.

         4. RESCHEDULING OF MEETINGS; ADJOURNMENTS. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of stockholders, and a record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting or record date has been sent or made pursuant to Section 3 of Article II and Article III hereof or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled Annual Meeting of stockholders commence a new time period for the giving of a stockholder's notice under Section 3 of Article II and Article III of these By-Laws.

         When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully

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information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned.

         5. QUORUM OF STOCKHOLDERS; ADJOURNMENT FOR LACK OF QUORUM. At any meeting of the stockholders, a quorum for the election of any Director or officer or for the consideration of any question shall consist of a majority in interest of all stock issued, outstanding and entitled to vote at such election or upon such question, respectively; except that if two or more classes of stock are entitled to vote as separate classes upon any question, then in the case of each such class a quorum for the consideration of such question shall consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote; and except in any case where a larger quorum is required by law, by the Articles of Organization or by these By-Laws. Stock owned by the corporation, if any, shall not be deemed outstanding for this purpose. In any case any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question whether or not a quorum is present, and the meeting may be held as adjourned without further notice other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                                   ARTICLE III

                 NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

         1.       ANNUAL MEETINGS OF STOCKHOLDERS.

                  (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this By-Law.

                  (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph 1(a) of this ByLaw, the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation and such other business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Clerk at the principal

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         executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act'), and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (c) Notwithstanding anything in the second sentence of paragraph 1(b) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Clerk at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

         2. SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected

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pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph 1(b) of this By-Law shall be delivered to the Clerk at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         3.       GENERAL.

                  (a) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. If the Board of Directors or a designated committee thereof determines that any stockholder proposal or nomination was not made in a timely fashion in accordance with the provisions of this By-Law or that the information provided in a stockholder's notice does not satisfy the information requirements of this By-Law in any material respect, such proposal or nomination shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal or nomination in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal or nomination was made in accordance with the terms of this By-Law. If the presiding officer determines that any stockholder proposal or nomination was not made in a timely fashion in accordance with the provisions of this By-Law or that the information provided in a stockholder's notice does not satisfy the information requirements of this By-Law in any material respect, such proposal or nomination shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal or nomination was made in accordance with the requirements of this By-Law, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal or nomination.

                  (b) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation

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         with the Securities and Exchange Commission (including, without limitation, a Form 8- K) pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (c) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Preferred Stock to elect directors under specified circumstances.

                                   ARTICLE IV

                               PROXIES AND VOTING

         When a quorum is present at any meeting, a plurality of the votes properly cast for any office shall elect to such office, except where a larger vote is required by law, by the Articles of Organization or by these By-Laws, and a majority of the votes properly cast upon any other question (or if two or more classes of stock are entitled to vote as separate classes upon such question then in the case of each such class a majority of the votes of such class properly cast upon the question) shall decide the matter except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.

         Except as may be provided in the Articles of Organization with respect to two or more classes or series of stock, stockholders entitled to vote shall have one vote for each share of stock entitled to vote owned by them and a proportionate vote for each fractional share. No ballot shall be required for any matter to be voted on unless requested by a stockholder present or represented at the meeting and entitled to vote on such matter. The corporation shall not, directly or indirectly, vote upon any share of its own stock.

         Stockholders entitled to vote may vote either in person or by proxy dated not more than six months before the meeting named therein, which proxies shall be filed with the Clerk of the meeting, or any adjournment thereof before being voted. Any stockholder's proxy may be transmitted by telephone, facsimile or other electronic means, provided that such transmission or means of transmission must either set forth, be submitted with, or provide for, information from which it can be determined with reasonable certainty that the telephonic message or electronic transmission was authorized by the stockholder. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

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                                    ARTICLE V

                                PRESIDING OFFICER

         The Chairman, if one is elected, or, in his absence, the President or, in his absence, such other officer as shall be designated by the Board of Directors, shall preside at all annual or special meetings of stockholders and shall have the power, among other things, to adjourn such meetings at any time and from time to time in accordance with the provisions of Sections 4 and 5 of
Article II. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

                                   ARTICLE VI

                  VOTING PROCEDURES AND INSPECTORS OF ELECTIONS

         In advance of any meeting of stockholders, the Board of Directors may appoint one or more inspectors to act at an annual or special meeting of stockholders and make a written report thereon. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector(s) shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspector(s). The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his sole judgment and discretion and he shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, presiding officer shall be subject to further review by any court of competent jurisdiction.

                                   ARTICLE VII

                             ACTION WITHOUT MEETING

         Any action required or permitted to be taken at any annual or special meeting of stockholders (including any actions or powers reserved to the stockholders under these ByLaws) may be taken without a meeting, provided that all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.


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                                  ARTICLE VIII

                               BOARD OF DIRECTORS

         The Board of Directors shall consist of such number of directors, not less than a minimum of five nor more than a maximum of eleven, as shall be stated from time to time by resolution of the Board of Directors. Effective with the annual meeting of stockholders being held in 1977 or the special meeting in lieu thereof, the Directors shall be divided into three classes, each consisting of not less than one nor more than four individuals. At the annual meeting of stockholders held in 1977 or the special meeting in lieu thereof, the stockholders shall elect three classes of Directors, the first to be designated Class A and to consist of three Directors elected for a term of one year, the second to be designated Class B and to consist of two Directors elected for a term of two years, and the third to be designated Class C and to consist of two Directors elected for a term of three years. At each annual meeting of stockholders thereafter, or the special meeting in lieu thereof, one class of Directors shall be elected to hold office until the annual meeting of stockholders or the special meeting in lieu thereof which is to be held approximately three years following the meeting of stockholders at which such class is elected, each Director so elected to hold office for the aforesaid term and until his successor shall have been elected and shall qualify or until his earlier death, incapacity, resignation or removal. Election of Directors shall be determined by a plurality of the votes cast by the holders of the shares present in person or by proxy at such meeting. No class of Directors shall have more than one director more or less than any other class of Directors, and no increase or decrease in the number of Directors shall be effected except in a manner which will not result in any class of Directors containing more than one Director more or less than any other class. Vacancies in the Board of Directors, whether filled by action of the Directors or the stockholders, shall be filled in accordance with the requirements of this Article VIII. Any Director elected by action of the Directors as a result of a vacancy in the Board of Directors shall be assigned to a class of Directors designated by the Board of Directors, in accordance with this paragraph of Article VIII. No amendment shall be made to this paragraph of Article VIII except upon the vote of three fifths in interest of the stock issued and outstanding and entitled to vote at an election of Directors.

         At any time during any year the number of the Board of Directors may be increased within the aforesaid limits by vote of a majority of the Directors then in office. At any time during any year the number of the Board of Directors may be increased or reduced within the aforesaid limits by the stockholders at a meeting called for the purpose, and in the case of a reduction the particular directorships which shall terminate shall be determined by the stockholders, in each case by vote of a majority of the stock outstanding and entitled to vote for the election of Directors or in the case of a reduction which involved the termination of the directorship of an incumbent Director, by such larger or other vote, if any, as would be required to remove such incumbent from office.

         Each newly created directorship resulting from any increase in the number of Directors may be filled in the manner provided in Article XX.


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         No Director need be a stockholder. Except as may be otherwise provided by law, by the Articles of Organization or these By-Laws, each Director shall hold office until the next annual meeting of the stockholders and until his successor is elected and qualified, or until he sooner dies, resigns or is removed.

                                   ARTICLE IX

                               POWERS OF DIRECTORS

         The business and property of the corporation shall be managed by, and be under the control of, the Board of Directors, which shall have and may exercise all the powers of the corporation, except such as are conferred upon the stockholders or other officers by law, by the Articles of Organization or by these By-Laws.

         Except as may be otherwise specifically provided by law or by vote of the stockholders, the Board of Directors is expressly authorized to issue from time to time, all or any portion or portions of the capital stock of the corporation of any class, which may have been authorized but not issued or otherwise reserved for issue to such person or persons and for such consideration (but not less than the par value thereof in case of stock having par value), whether cash, tangible or intangible property, good will, services or expenses, as they may deem best, without first offering (for subscription or sale) such authorized but unissued stock to any present or future stockholders of the corporation, and generally in their absolute discretion to determine the terms and manner of any disposition of such authorized but unissued stock.

                                    ARTICLE X

                             COMMITTEES OF DIRECTORS

         The Board of Directors, by vote of a majority of the Directors then in office, may at any time elect from its own number an executive committee and/or one or more other committees, to consist of not less than two members, and may from time to time designate or alter within the limits permitted by this Article X the duties and powers of such committees or change their membership, and may at any time abolish such committees or any of them. The Chairman of the Board shall be an ex officio member of the executive committee, if any.

         Any committee shall be vested with such powers of the Board of Directors as the Board may determine in the vote establishing such committee or in a subsequent vote of a majority of Directors then in office, provided, however, that no such committee shall have any power prohibited by law or the Articles of Organization, or the power

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                           (a)      To change the principal office of the
                                    corporation;

                           (b)      To amend these By-Laws;

                           (c)      To issue stock;

                           (d) To establish and designate series of stock and fix and determine the relative rights and preferences of any series of stock;

                           (e) To elect officers required by law or these By-Laws to be elected by the stockholders or Directors and to fill vacancies in any such offices;

                           (f) To change the number of the Board of Directors and to fill vacancies in the Board of Directors;

                           (g)      To remove officers or Directors from office;

                           (h) To authorize the payment of any dividend or distribution to shareholders;

                           (i) To authorize the reacquisition for value of stock of the corporation; or

                           (j)      To authorize a merger;

and provided, further, that the fact that a particular power appears in the foregoing enumeration of powers denied to committees of the Board of Directors shall not be construed to override by implication any other provision of the Articles of Organization or these By-Laws limiting or denying to the Board of Directors the right to exercise such power.

         Each member of a committee shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders (or until such other time as the Board of Directors may determine either in the vote establishing the committee or at the election of such member) and until his successor is elected and qualified, or until he sooner dies, resigns, is removed, is replaced by change of membership, or becomes disqualified by ceasing to be a Director, or until the committee is sooner abolished by the Board of Directors.

         A majority of the members of any committee then in office, but not less than two, shall constitute a quorum for the transaction of business, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice each committee may make rules not inconsistent herewith for the holding and conduct of its meetings, but unless otherwise provided in such rules its meetings shall be held and conducted in the same manner, as nearly as may be, as is provided in these By-Laws for meetings of the Board of Directors.

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The Board of Directors shall have power to rescind any vote or resolution of any committee, provided that no rights of third parties shall be impaired by such rescission.

                                   ARTICLE XI

          MEETINGS OF THE BOARD OF DIRECTORS; ACTION WITHOUT A MEETING

         Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Board may from time to time determine, provided that reasonable notice of such determination and of any changes therein, is given to each member of the Board then in office. A regular meeting of the Board of Directors, for the purpose of electing officers and agents, may be held without call or notice immediately after and at the same place as the annual meeting of the stockholders.

         Special meetings of the Board of Directors may be held at any time and at any place when called by the Chairman of the Board or two or more Directors, reasonable notice thereof being given to each Director by the Clerk or the Secretary, or in the case of the death, absence, incapacity or refusal of the Clerk (or the Secretary, as the case may be), by the Chairman of the Board of Directors calling the meeting. In any case it shall be deemed sufficient notice to a Director to send notice by mail at least 48 hours or by telegram at least 24 hours before the meeting addressed to him at his usual or last known business or residence address or to give notice to him in person either by telephone, facsimile or by handing him a written notice at least 24 hours before the meeting.

         Notwithstanding the foregoing, notice of a meeting need not be given to any Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.

         A notice or waiver of notice of a meeting of the Directors need not specify the purposes of the meeting.

         Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting, if a written consent thereto is signed by all the Directors and such written consent is filed with the records of the meetings of the Directors. Such consent shall be treated as a vote for all purposes.

                                   ARTICLE XII

                     QUORUM OF DIRECTORS; ACTION AT MEETING

         At any meeting of the Board of Directors a quorum for any election or for the consideration of any question shall consist of a majority of the Directors then in office, but any meeting may be adjourned from time to time by a majority of the votes cast upon the question,

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whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         When a quorum is present at any meeting, the votes of a majority of the Directors present and voting shall be requisite and sufficient for election to any office, and a majority of the Directors present and voting shall decide any question brought before such meeting, except in any case where a larger vote is required by law, by the Articles of Organization or by these By-Laws.

                                  ARTICLE XIII

                               OFFICERS AND AGENTS

         The officers of the corporation shall be a Chairman of the Board, a President, a Treasurer, a Clerk and such other officers, which may include one or more Vice Presidents (any of whom may be designated as an Executive Vice President or a Senior Vice President), a Secretary, a Controller, one or more Assistant Treasurers, Assistant Clerks, Assistant Secretaries or Assistant Controllers as the Board of Directors may in its discretion elect or appoint. The corporation may also have such agents, if any, as the Board of Directors may in its discretion appoint. The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of serving process. So far as is permitted by law any two or more offices may be held by the same person.

         Subject to law, to the Articles of Organization and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as the Board of Directors may from time to time designate and such duties and powers as are customarily incident to his office.

         The Chairman of the Board, the President, Treasurer and Clerk shall be elected annually by the Board of Directors at its first meeting following the annual meeting of the stockholders, by vote of a majority of the full Board of Directors. Such other offices of the corporation as may be created in accordance with these By-Laws may be filled at such meeting by vote of a majority of the full Board of Directors, or at any other time by vote of a majority of the Directors then in office.

         Each officer shall (subject to Article XIX of these By-Laws) hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until his successor is elected or appointed and qualified, or until he sooner dies, resigns, is removed, or becomes disqualified. Each agent shall retain his authority at the pleasure of the Board of Directors.

         Any officer, employee or agent of the corporation may be required, as and if determined by the Board of Directors, to give bond for the faithful performance of his duties.


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

                                   ARTICLE XIV

              CHAIRMAN OF THE BOARD, PRESIDENT AND VICE PRESIDENTS

         The Chairman of the Board shall be the chief executive officer of the corporation and, subject to the direction of the Board of Directors, shall have general charge and supervision of the business of the corporation unless otherwise provided by law, the Articles of Organization or the By-Laws. The Chairman of the Board shall have such other duties and powers as shall be designated from time to time by the Board of Directors.

         The President shall be the chief operating officer of the corporation and, subject to the direction of the Board of Directors, shall have the general charge and supervision of the day-to-day operation of the business of the corporation unless otherwise provided by law, the Articles of Organization or the By-Laws. The President shall have such other duties and powers as shall be designated from time to time by the Board of Directors or by the Chairman of the Board, and in any case shall be responsible to and shall report to the Chairman of the Board.

         Any Vice President shall have such duties and powers as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President, and in any case shall be responsible to and shall report to the President. In the absence or disability of the President, the Chairman of the Board, or in the absence or disability of the Chairman of the Board, the Vice President, or if there be more than one, the Vice Presidents in order of their seniority (beginning first with any Executive Vice Presidents and secondly with any Senior Vice Presidents) or as otherwise designated by the Board of Directors, shall have the powers and duties of the President.

                                   ARTICLE XV

                       TREASURER AND ASSISTANT TREASURERS

         The Treasurer shall have such duties and powers as are commonly incident to the office of a corporate treasurer, and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the Chairman of the Board. If no Controller is elected the Treasurer shall also have the duties and powers of the Controller as provided in these By-Laws. The Treasurer in the ordinary conduct of the corporation's business shall be under the supervision of the Chairman of the Board.

         Any Assistant Treasurer shall have such duties and powers as shall be prescribed from time to time by the Board of Directors or by the Treasurer, and shall be responsible to and shall report to the Treasurer. Unless otherwise designated by the Board of Directors, the Assistant Treasurer shall in the absence of the Treasurer perform the duties of and have the powers of the Treasurer.


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

                                   ARTICLE XVI

                      CONTROLLER AND ASSISTANT CONTROLLERS

         If a Controller is elected, he shall be the chief accounting officer of the corporation and shall be in charge of its books of account and accounting records and of its accounting procedures, and shall have such duties and powers as are commonly incident to the office of a corporate controller, and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the Chairman of the Board. The Controller in the ordinary conduct of the corporation's business shall be under the supervision of the Chairman of the Board.

         Any Assistant Controller shall have duties and powers as shall be prescribed from time to time by the Board of Directors or by the Controller, and shall be responsible to and shall report to the Controller.

                                  ARTICLE XVII

                            CLERK AND ASSISTANT CLERK

         The Clerk shall record all proceedings at meetings of the stockholders in books to be kept therefor, and shall have custody of the corporation's records, documents and valuable papers. In the absence of the Clerk from any such meeting an Assistant Clerk, the Secretary or an Assistant Secretary, if any, may act as temporary Clerk, and shall record the proceedings thereof in the aforesaid books, or a temporary clerk may be chosen by vote of the meeting.

         The Clerk shall also record all proceedings of the Board of Directors and of any meetings of any committees of the Board and in his absence from any such meeting a temporary Clerk shall be chosen who shall record the proceedings thereof or any Assistant Clerk, the Secretary or any Assistant Secretary, if one be elected, may record such proceedings.

         Unless a transfer agent is appointed, the Clerk shall also keep or cause to be kept in Massachusetts, at the principal office of the corporation or at his office, the stock transfer records of the corporation, which shall contain a complete list of the names and the record addresses of all stockholders and the amount of stock held by each.

         The Clerk or in his absence an Assistant Clerk or the Secretary or an Assistant Secretary, if any, shall have custody of the corporate seal and be responsible for affixing it to documents as required unless the Board of Directors shall designate otherwise.

         The Clerk shall have such other duties and powers as are commonly incident to the office of a corporate clerk, and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the Chairman of the Board.


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

         Any Assistant Clerk shall have such duties and powers as shall from time to time be designated by the Board of Directors or the Clerk and shall be responsible and report to the Clerk.

                                  ARTICLE XVIII

                        SECRETARY AND ASSISTANT SECRETARY

         If a Secretary is elected he shall be empowered, in the absence of a Clerk or any Assistant Clerk or temporary Clerk, to record proceedings of any meeting of the Board of Directors or any committee of the Board. The Secretary shall have such other duties and powers as are commonly incident to the office of a corporate secretary, and such other duties and powers as may be prescribed from time to time by the Board of Directors or by the Chairman of the Board.

         Any Assistant Secretary shall have such duties and powers as shall from time to time be prescribed by the Board of Directors or the Secretary and shall be responsible and report to the Secretary.

                                   ARTICLE XIX

                            RESIGNATIONS AND REMOVALS

         Any Director or officer may resign at any time by delivering his resignation in writing to the Chairman of the Board, the President, the Clerk or the Secretary or to a meeting of the Board of Directors. The stockholders may by vote of three fifths in interest of the stock issued and outstanding and entitled to vote at an election of Directors remove any Director or Directors from office, with or without cause, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of three fifths of the shares of such class. The Board of Directors may, by vote of a majority of the Directors then in office, remove any Director from office, with cause, or remove any officer from office, with or without cause. The Board of Directors may at any time by vote of a majority of the Directors present and voting terminate or modify the authority of any agent. No Director or officer resigning and (except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the corporation duly approved by the Board of Directors) no Director or officer removed, shall have any right to any compensation as such Director or officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise. Any Director or officer may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him. No amendment shall be made to the second sentence of this Article XIX except upon the vote of three fifths in interest of the stock issued and outstanding and entitled to vote at an election of Directors.




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

                                   ARTICLE XX

                                    VACANCIES

         Any vacancy in the Board of Directors however occurring, including a vacancy resulting from enlargement of the Board, and any vacancy in any other office, may be filled by the stockholders or in the absence of stockholder action, by a majority of the Directors then in office.

         If the office of any member of any committee becomes vacant, the Board of Directors may elect a successor or successors by vote of a majority of the Directors then in office.

         Each successor as a Director or officer shall hold office for the unexpired term, and until is successor shall be elected or appointed and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

         The Board of Directors shall have and may exercise all its powers except as otherwise provided by law notwithstanding the existence of one or more vacancies in its number as fixed by either the stockholders or the Directors.

                                   ARTICLE XXI

                                  CAPITAL STOCK

         The authorized amount of the capital stock and the par value, if any, of the shares shall be as fixed in the Articles of Organization. At all times when there are two or more classes of stock, the several classes of stock shall conform to the description and terms, and have the respective preferences, voting powers, restrictions and qualifications, set forth in the Articles of Organization.

                                  ARTICLE XXII

                              CERTIFICATES OF STOCK

         Each stockholder shall be entitled to a certificate of the capital stock of the corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the President or a Vice President and either the Treasurer or an Assistant Treasurer and may, but need not be, sealed with the corporate seal, but when any such certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the corporation, the signature of the President or a Vice President or of the Treasurer or an Assistant Treasurer of the corporation, or either or both such signatures and such seal, upon such certificate may be facsimile. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.

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

         Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

                                  ARTICLE XXIII

                           TRANSFER OF SHARES OF STOCK

         Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation only by surrender to the corporation or its transfer agent of the certificate therefor, properly executed, with all requisite stock transfer stamps affixed, and with such proof of the authenticity and effectiveness of the signature as the corporation or its transfer agent shall reasonably require. Except as may be otherwise required by law, the Articles of Organization or these By-Laws, the corporation shall have the right to treat the person registered on the stock transfer books as the owner of any shares of the corporation's stock as the owner thereof for all purposes, including the payment of dividends, liability for assessments, the right to vote with respect thereto and otherwise, and accordingly shall not be bound to recognize any attempted transfer, pledge or other disposition thereof, or any equitable or other claim with respect thereto, whether or not it shall have actual or other notice thereof, until such shares shall have been transferred on the corporation's books in accordance with these By-Laws. It shall be the duty of each stockholder to notify the corporation of his post office address.

                                  ARTICLE XXIV

               TRANSFER AGENTS AND REGISTRARS; FURTHER REGULATIONS

         The Board of Directors may appoint one or more banks, trust companies or corporations doing a corporate trust business, in good standing under the laws of the United States or any state therein to act as the corporation's transfer agent and/or registrar for shares of the capital stock, and the Board may make such other and further regulations, not inconsistent with applicable law, as it may deem expedient concerning the issue, transfer and registration of capital stock, and stock certificates, of the corporation.


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

                                   ARTICLE XXV

                              LOSS OF CERTIFICATES

         In the case of the alleged loss, destruction, mutilation or wrongful taking of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe consistent with law.

                                  ARTICLE XXVI

                                   RECORD DATE

         The Directors may fix in advance a time, which shall not be more than 60 days before the date of any meeting of stockholders or the date for the payment of any dividend or the making of any distribution to the stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date; or without fixing such record date the Directors may for any such purposes close the transfer books for all or any part of such period.

         If no record date is fixed and the transfer books are not closed:

         1. The record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

         2. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect thereto.

                                  ARTICLE XXVII

                                      SEAL

         The seal of the corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word
"Massachusetts", together with the name of the corporation and the year of incorporation, cut or engraved thereon.


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

                                 ARTICLE XXVIII

                               EXECUTION OF PAPERS

         Except as the Board of Directors may generally or in particular cases otherwise authorize or direct, all deeds, leases, transfers, contracts, proposals, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the corporation shall be signed or endorsed on behalf of the corporation by the Chairman of the Board, the President, any one of the Vice Presidents or the Treasurer.

                                  ARTICLE XXIX

                                   FISCAL YEAR

         The fiscal year of the corporation shall end on the last Saturday in September.

                                   ARTICLE XXX

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,
                          EMPLOYEES AND PERSONS SERVING
                     WITH RESPECT TO EMPLOYEE BENEFIT PLANS

         The corporation shall indemnify each Director, officer and employee of the corporation or any subsidiary of the corporation, each former Director, officer and employee of the corporation or any subsidiary of the corporation, and each person who serves or has served at the request of the corporation or any subsidiary of the corporation in any capacity with respect to any employee benefit plan, against, and each of the foregoing persons shall be entitled without further act on his part to indemnity from the corporation for, any and all costs, expenses (including attorneys' fees), judgments, fines, penalties or liabilities (including amounts paid in settlements, other than amounts paid to the corporation itself) imposed upon or reasonably incurred by him in connection with or arising out of any action, suit or other proceeding (whether civil or criminal, and including any proceeding before any administrative or legislative body or agency), in which he may be involved or with which he may be threatened by reason of his being or having been such Director, officer or employee of the corporation or any subsidiary of the corporation, or by reason of his serving or having served at the request of the corporation or any subsidiary of the corporation with respect to any employee benefit plan, or arising out of his service in connection with any other corporation or Organization which he serves or has served as Director, officer or employee at the request of the corporation or any subsidiary of the corporation, or serves or has served at the request of the corporation or any subsidiary of the corporation in any capacity with respect to any employee benefit plan, and in which the corporation directly or indirectly owns shares or of which it is a creditor, whether or not he continues to be such Director, officer or employee or continues to serve with respect to any such employee benefit plan at the time such action, suit or proceeding is brought or threatened; provided, however, that no such Director, officer, employee or person serving with respect to any employee benefit plan shall be so indemnified

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

with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan; and provided further that, in respect of any matter in which any settlement is effective, such indemnification shall be limited to matters covered by the settlement as to which the corporation is advised by independent legal counsel that such Director, officer, employee or person serving with respect to any employee benefit plan, in the opinion of such counsel, acted in good faith in the reasonable belief that his action was in the best interests of the corporation, or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. All questions arising under this Article shall be determined by or in the manner designated by a vote of a majority of those Directors who are not parties to such action, suit or other proceeding. The foregoing right of indemnification shall be in addition to any rights to which any Director, officer, employee or person serving with respect to any employee benefit plan may otherwise be entitled and shall inure to the benefit of the executors or administrators of each such Director, officer, employee or person serving with respect to any employee benefit plan. The corporation may pay the expenses incurred by a Director, officer, employee or person serving with respect to any employee benefit plan in defending any such action, suit or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification as provided in this Article, which undertaking may be accepted without reference to the financial ability of such person to make repayment. This Article shall be subject to amendment or repeal only by action of the stockholders.

                                  ARTICLE XXXI

                       VOTING STOCK IN OTHER CORPORATIONS

         Unless otherwise ordered by the Board of Directors, the Chairman of the Board, or in case of his absence or failure to act, the President, or in case of his absence or failure to act, the Treasurer, shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meetings of stockholders of any other corporation in which the corporation may hold stock, and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which, as the owner thereof, the corporation might have possessed and exercised if present. The Board of Directors, by resolution from time to time, or in absence thereof the Chairman of the Board, may confer like powers upon any other person or persons as attorneys and proxies of the corporation.

                                  ARTICLE XXXII

                                CORPORATE RECORDS

         The original or attested copies of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records which

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

shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. Subject to the provisions of the Articles of Organization, such copies and records shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

                                 ARTICLE XXXIII

                                   AMENDMENTS

         Any of these By-Laws may be altered, amended or repealed by vote of the stockholders at any annual or special meeting or by the Directors except with respect to any provision thereof which by law, the Articles of Organization or by these By-Laws requires action by the stockholders. In the event that any of these By-Laws is altered, amended or repealed by the Directors, notice thereof shall be given to all stockholders entitled to vote on amending these By-Laws. Such notice shall be given not later than the time of giving notice of the meeting of stockholders next following such action by the Directors and shall state the substance of the change made by the Directors. Any By-Law adopted by the Directors may be amended or repealed by the stockholders.

                                  ARTICLE XXXIV

                           CONTROL SHARE ACQUISITIONS

         Until such time as this Article shall be repealed or the By-Laws shall otherwise be amended to provide otherwise, in each case in accordance with
Article XXXIII of these By-Laws, the provisions of Chapter 110D of the Massachusetts General Laws, Regulation of Control Share Acquisitions, as amended from time to time ("Chapter 110D"), shall not apply to "control share acquisitions" of the corporation within the meaning of said Chapter 110D; provided that this Board reserves its right under Chapter 110D to subsequently amend the By-Laws in order to provide that the provisions of Chapter 110D shall again apply to "control share acquisitions" (as defined in Chapter 110D) of shares of the Corporation's Common Stock.

(As amended by the Board of Directors on March 18, 1999)


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